Exhibit 10.11

                         AGREEMENT FOR THE PURCHASE AND
                         SALE OF COMMERCIAL REAL ESTATE

     THIS AGREEMENT FOR THE PURCHASE AND SALE OF COMMERCIAL REAL ESTATE ("Agreement") is entered into as of January 27, 1998 ("Effective Date") between Bishop Powers, Ltd., a Colorado limited partnership ("Seller") and Grease Monkey International, Inc., a Colorado corporation ("Purchaser"), upon the basis of the following facts:

                                    RECITALS
                                    --------

     Seller is developer of the commercial retail shopping center commonly known as the "The Crossing at Palmer Park Center", located in Colorado Springs, El Paso County, Colorado. A portion of the Center has been subdivided into five lots. Purchaser desires to purchase from Seller one of the subdivided lots, as identified below. Purchaser proposes to use the Property (as hereinafter defined) for a motor vehicle oil change and lubrication facility ("Purchaser's Intended Use").

     Subject to the terms of this Agreement, Seller has agreed to sell the "Property", as hereinafter described, to Purchaser.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

     SECTION 1. SALE OF PROPERTY. Subject to the terms and conditions provided in this Agreement, Seller agrees to sell and Purchaser agrees to purchase all of Seller's right, title and interest in and to the real property described in Exhibit A and incorporated herein by reference the "Property").

     SECTION 2. PURCHASE PRICE. The purchase price to be paid by Purchaser to Seller for the property is $258,026.00 (the "Purchase Price"), adjusted as provided in Section 3.2(c). Purchaser will pay the purchase price in the following manner:

     2.1 Earnest Money Deposit. Purchaser has deposited the sum of $10,000.00 with Lawyers Title Insurance Company, 555 East Pikes Peak, Suite 120, Colorado Springs, Colorado 80903 (the "Title Company") as earnest money and as a deposit towards payment of the Purchase Price (together with any additions to such deposit, herein the "Earnest Money Deposit"). The Earnest Money Deposit shall be credited against the Purchase Price at Closing (as defined below). The Earnest Money Deposit shall earn interest, and any interest accrual shall belong to the party entitled to the Earnest Money Deposit in accordance with this Agreement.

     2.2 Funds at Closing. At Closing, Purchaser shall pay to Seller the balance of the Purchase Price, which balance shall be paid in immediately available good funds.

     SECTION 3. TITLE MATTERS.

     3.1 Permitted Exceptions. Seller shall transfer and convey its right, title and interest in the Property to Purchaser, subject only to such matters as Purchaser may waive or consent to pursuant to Section 3.3 (the "Permitted Exceptions").

     3.2 Title Documents. On or before February 25, 1998, Seller shall deliver to Purchaser at Seller's expense the following title evidence covering the Property (collectively, the "Title Documents"):

          (a) Title Commitment. A title insurance commitment (the "Title Commitment") issued by the Title Company showing the status of record title to the Property, together with copies of all recorded documents referred to in the Title Commitment. The Title Commitment must commit to insure title to the Property in Purchaser in the full amount of the Purchase Price, subject only to the Permitted Exceptions. The Title Commitment shall further commit to delete the standard printed exceptions. Seller shall, at its expense and promptly after Closing, cause the owner's policy of title insurance to be issued to Purchaser pursuant to the Title Commitment.

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          (b) Tax Certificate.  A certificate of taxes due covering the Property prepared by the Treasurer of El Paso County, Colorado.

          (c) Survey. A land survey plat (as defined in Section 38-51-102, Colorado Revised Statutes) of the Property, prepared by a licensed Colorado surveyor, which shall comply with ALTA 1992 Standards for an Urban Class survey (the "Survey"). The Survey shall contain a legal description of the Property and shall show the bearing and distances of all boundary lines of the Property, all improvements to the Property, all easements and other title matters encumbering or appurtenant to the Property, any encroachments onto or off of the Property, the Federal flood zone designation and any other matters that would be disclosed by an accurate survey of the Property, including the square footage of the Property. The Survey shall also contain the certification of the surveyor sufficient for deletion of the standard survey exception from the Title Commitment. If the square footage of the Property as determined by the Survey is different than 30,356 square feet, then the Purchase Price shall be increased or decreased at the rate of $8.50 per square foot for every square foot by which the area of the Property exceeds or is less than 30,356 square feet.

     3.3 Defects of Title. Purchaser shall have the right to object to any defect of title which appears in the Title Documents and which renders title to the Property unmerchantable or which makes the Property unsuitable for Purchaser's Intended Use (a "defect of title"). Any objection to a defect of title must be in writing and must be received by Seller no later than the expiration of the Inspection Period (as defined in Section 4.2). Purchaser's failure to provide Seller with written notice of an objection to any title matter appearing in the Title Documents within the Inspection Period shall be deemed to be a waiver by Purchaser of any objection it might otherwise have; and all such title matters shall become additional "Permitted Exceptions." Notwithstanding the foregoing, if a defect of title is not revealed in the Title Documents and is discovered by Purchaser after the close of the Inspection Period, Purchaser shall have until five (5) days after the date of its discovery of the defect of title or the date of Closing, whichever is earlier, to provide Seller with notice of its objection to the defect of title, provided, however, that Purchaser shall be deemed to have approved and accepted any matters that are shown on the Plat as described in Section 10.6. If Seller receives timely written notice from Purchaser of a defect of title, Seller shall have the right, in its sole discretion, to (a) correct or cure the defect of title, (b) obtain title insurance over the defect of title through title policy endorsement or otherwise, or (c) notify Purchaser that Seller does not intend to cure or insure over the defect of title. If Seller is unable or unwilling to cure or insure over a defect of title, Purchaser shall have the right to either (a) terminate this Agreement and its obligations hereunder, or (b) waive its objection to the defect of title. If Purchaser elects to terminate this Agreement, the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation hereunder. If Purchaser elects to waive its objection to the defect of title, the title matter objected to shall thereafter be considered a "Permitted Exception." A defect of title, regardless of its disposition under this Section, shall not result in a reduction of the Purchase Price.

     SECTION 4. INSPECTION OF PROPERTY.

     4.1 Inspection Items. Seller has, prior to the Effective Date, delivered to Purchaser an environmental assessment, dated December 12, 1996, and prepared by E-Quest Corporation (the "Environmental Audit"), together with copies of all other studies or reports in Seller's possession with respect to soils, engineering and environmental matters.

     4.2 Inspection Period. Purchaser shall have from the Effective Date through April 27, 1998 (the "Inspection Period"), in which to determine whether or not the Property is suitable for Purchaser's Intended Use, which determination shall be in Purchaser's sole discretion. At anytime during the Inspection Period, Purchaser shall have the right to terminate this Agreement and all of its obligations hereunder by providing written notice to Seller of its election to


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terminate.  Upon  receipt  of such a  notice  of  termination  by  Seller,  this
Agreement shall be automatically terminated without further action by either party. Upon termination, the Title Company shall immediately return the Earnest Money Deposit to Purchaser.

     4.3 Access to Property. During the Inspection Period, Purchaser and its agents and representatives shall have access to the Property to conduct a physical inspection and to conduct such testing, including core drilling and soils reports, as Purchaser deems appropriate. Until the Closing, Purchaser shall not materially alter the existing condition of the Property. Purchaser hereby indemnifies and holds Seller harmless from any and all losses, costs or expenses (including lien and personal injury claims, settlement and reasonable attorneys' fees) which arise from such entry and work, and which may be asserted against either Seller or the Property.

     SECTION 5. REPRESENTATIONS AND WARRANTIES.

     5.1 Seller's Representations and Warranties. As of the Effective Date and as of the date of Closing, Seller hereby represents and warrants to Purchaser that:

          (a) Seller is the owner and has full right, power and authority to sell, convey and transfer the Property to Buyer as provided in this Agreement and to carry out Seller's obligations under this Agreement. This Agreement and all documents executed by Seller that are to be delivered prior to or at Closing have been duly authorized and have been (or, when executed and delivered will be) duly executed and delivered by Seller and (or, when executed and delivered will be) legal, valid and binding obligations of Seller.

          (b) The execution, delivery, and performance of this Agreement, and the consummation of the transaction contemplated hereby, will not result in any breach of or constitute any default under or result in the imposition of any lien or encumbrance against any part of the Property under any agreement or other instrument to which Seller is a party or by which Seller of any part of the Property might be bound.

          (c) Seller is aware of the provisions of the Deficit Reduction Act of 1984, 26 U.S.C. Section 1445, et seq., and the Internal Revenue Service regulations implementing said Act referring to the withholding tax on the disposition of United States real property interests by foreign persons and foreign corporations, and Seller is not a foreign person or corporation as defined by said Act and regulations.

          (d) In the event any claim is made by any party for the payment of sums due for the furnishing of labor, materials, equipment or fuel to Seller or to the Property at the request of Seller prior to Closing, or in the event any lien is filed against the Property subsequent to Closing as a result of the furnishing of such materials, labor, equipment or fuel at the request of Seller, Seller shall immediately cause said lien to be released of record or otherwise satisfy Buyer, to Buyer's reasonable satisfaction, that such lien will be immediately released.

     5.2 Purchaser's Representations and Warranties. As of the Effective Date and as of the date of Closing, Purchaser hereby represents and warrants to Seller that:

          (a) Neither the entering into of this Agreement nor the consummation or the transaction contemplated hereby will constitute a violation or breach by Purchaser of any contract or other instrument to which Purchaser is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority affecting Purchaser.

          (b) To the best of Purchaser's knowledge,  there is no action, suit or
proceeding   pending  or  threatened   against   Purchaser  which  would  affect
Purchaser's ability to enter into or consummate this Agreement.

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          SECTION 6. CONDITION OF PROPERTY; DISCLAIMER OF WARRANTIES.

          6.1 As Is. Except as specifically set forth in Sections 5, 10 and 16 of this Agreement:

          (a) Purchaser acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) the value, nature, quality or condition of the Property, including, without limitation, the water, soil and geology; (ii) the income to be derived from the Property; (iii) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon; or, (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property; and Seller specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property, of asbestos or any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

          (b) Purchaser further acknowledges and agrees that having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller or Broker other than information referred to in this Agreement.

          (c) Purchaser further acknowledges and agrees that any information provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information.

          (d) Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person.

          (e) Purchaser further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS IS" condition and basis with all faults.

 It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that all of the Property is sold by Seller and purchased by Purchaser subject to the foregoing.

     6.2 Radon. The Colorado Department of Health and the United States Environmental Protection Agency ("EPA") have detected elevated levels of naturally occurring radon in structures in the Colorado Springs area. EPA has raised concerns with respect to adverse effects on human health of long-term exposure to high levels of radon. Purchaser may conduct radon tests to determine the possible presence of radon in the Property and may conduct such other investigations and consult such experts as Purchaser deems appropriate to evaluate radon mitigation measures that can be employed in the design and construction of improvements on the Property. Purchaser shall rely solely upon such investigations and consultations and acknowledges that Seller has made no representation, express or implied, concerning the presence or absence of radon in the Property, the suitability of the Property for development or the design or construction techniques, if any, that can be employed to reduce any radon levels in improvements built on the Property; and Purchaser, for itself and its successors and assigns, releases Seller from any liability whatsoever with respect to the foregoing matters.

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     SECTION 7. CONDITIONS PRECEDENT TO PURCHASE AND SALE.

     7.1 Conditions Precedent to Purchaser's Obligations. The following matters shall constitute absolute conditions precedent to Purchasers obligations to purchase the Property:

          (a) Sellers representations and warranties set forth in Section 5.1 of this Agreement shall be true and correct as of the closing date.

     In the event that the conditions set forth above are not met or satisfied on or before Closing, then Purchaser may either obtain a refund of the Earnest Money Deposit, following which neither party shall thereafter have any further liability to the other hereunder, or Purchaser may waive in writing the nonfulfillment of any portion of these conditions and purchase the Property pursuant to the terms and provisions hereof without any reduction in the Purchase Price.

     7.2 Condition Precedent to Seller's Obligation. The following matters shall constitute absolute conditions precedent to Sellers obligations to sell the
Property:

          (a) Purchasers representations and warranties set forth in Section 5.2 of this Agreement shall be true and correct as of the closing date.

     In the event the condition set forth above is not met or satisfied on or before Closing, then Seller may terminate this Agreement by giving written notice of termination to Purchaser in which event the Earnest Money Deposit shall be refunded to Purchaser following which neither party shall thereafter have any further liability to the other hereunder, or Seller may waive in writing the nonfulfillment of the condition and sell the Property to the Purchaser pursuant to the terms and provisions hereof.

     SECTION 8. CLOSING.

     8.1 Closing Date. The closing of the purchase and sale of the Property (the "Closing") shall occur on June 11, 1998. The Closing shall occur at the offices of the Title Company.

     8.2 Purchaser's Obligations at Closing. In addition to delivery of the balance of the Purchase Price as described in Section 2.2., Purchaser shall execute and deliver the following to Seller at Closing:

          (a) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

          (b) A statement which reflects the settlements and prorations provided for in Section 9.

          (c) Such other documents that may be necessary to carry out the purposes of this Agreement.

     8.3 Seller's Obligations at Closing. Seller shall execute and deliver the following to Purchaser at Closing:

          (a) A Special Warranty Deed conveying the Property to Purchaser, subject only to the Permitted Exceptions.

          (b) A FIRPTA Affidavit.

          (c) Such affidavits, instruments or agreements that may be required by the Title Company in its issuance of the policy of title insurance pursuant to the Title Commitment.

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          (d) A statement which reflects the settlements and prorations provided for in Section 9.

          (e) Such other documents that may be necessary to carry out the purposes of this Agreement.

     SECTION 9. SETTLEMENT AND PRORATIONS. The following items shall be prorated or settled between Purchaser and Seller at Closing:

     9.1 Taxes and Assessments. Prior to Closing, Seller shall pay the amount of any unpaid real and personal property taxes allocable to the Property for tax years prior to the year of Closing and any special assessments for improvements installed prior to Closing. If Seller fails to pay the entire amount of such taxes and assessments by Closing, Seller shall be debited on its settlement sheets with the unpaid amount of such taxes and assessments and any resulting penalties. Real property taxes and assessments for the Property for the year of Closing, payable in the following calendar year, shall be apportioned between Seller and Purchaser as of the date of Closing. Such apportionment shall be computed on the basis of the most recent assessed valuation and mill levy information, and shall be final.

     9.2 Miscellaneous Closing Costs. Seller shall pay the costs associated with providing Purchaser with the title insurance policy described in Section 3.2. All real estate recording and documentary fees payable in connection with the purchase and sale of the Property shall be paid by Purchaser. Any fee for closing services which is charged by the Title Company shall be shared equally by Seller and Purchaser. Except as otherwise expressly provided in this Agreement, Purchaser and Seller shall pay their own fees and expenses incurred in the preparation, execution and performance of their respective obligations under this Agreement.

     SECTION 10. APPROVALS, PLANNING, PLATTING AND DEVELOPMENT.

     10.1 Reserved.

     10.2 Reserved.

     10.3 Reserved.

     10.4 Reserved.

     10.5 Purchaser's Development Plan and Building Plans. Purchaser acknowledges that the City will require a development plan or development plans ("Purchaser's Development Plan") for the Property to be approved in accordance with applicable zoning laws and City subdivision ordinances prior to the issuance  of  any  building  permit  for  construction  of  improvements  on the
Property. In addition, Purchaser acknowledges that in accordance with the provisions of the CC&R's (as hereinafter defined Section 11.1) Seller has certain approval rights, including the right to approve development plans prior to their submission to the City, and the right to approve the plans for any proposed building or improvement before construction is started. Before submitting any Purchasers Development Plan for the Property to the City, Purchaser shall submit Purchaser's Development Plan to Seller for approval in accordance with


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 the CC&R's. Purchaser shall not permit any development plan to become final and binding on the Property or Seller until after Closing. Purchaser shall be solely responsible for obtaining the City's approval of Purchasers Development Plan, and Seller will cooperate with Purchasers efforts to obtain the City's approval of Purchasers Development Plan as approved by Seller.

     10.6 Reserved.

     10.7 Seller's Plat Responsibilities. Contingent upon Closing, Seller shall be responsible for all improvements, fees and agreements with the City concerning either installation of improvements or provisions for public facilities that were required pursuant to the City's approval of the subdivision plat (the "Plat") affecting the Property. Purchaser shall be responsible for all fees and charges payable in connection with building permits or otherwise payable with respect to the property, except for the specific obligations of Seller identified in this Agreement.

     10.8 Utility Service. Seller shall be responsible for extending water, natural gas, electric and sewer utility lines from their current locations to the Property boundary, for repairing streets damaged by such extensions. Purchaser shall be responsible for extending such utility services to the improvements it constructs on the Property and for paying all tap, line extension and other City imposed charges and fees in connection with the extension of such utility services to the improvements. Purchaser acknowledges that the City installs all electric lines and that Purchaser will be solely responsible for making arrangements with the City's Department of Utilities to extend electric lines and to provide electrical service to meet the particular needs of the improvements to be constructed on the Property. Purchaser will also be responsible for obtaining telephone and cable television lines and service for the Property. Purchaser acknowledges that the Plat will have to provide for utility easements as required by the City.

     10.9 Streets. Access to the Property is provided via public and private streets shown on the Plat. Purchaser shall be solely responsible for constructing all driveways within the boundaries of the Property and all curbs and sidewalks on or adjacent to the Property required by governmental authorities.

     10.10 Drainage. Seller shall be responsible for installing, or causing to be installed, all drainage facilities required by the City outside of the Property that relate to development on the Property. Purchaser will be solely responsible for providing all drainage facilities required within the boundaries of the Property in accordance with the Purchasers Development Plan and any applicable drainage plans approved by the city.

     10.11 Park and Drainage Fees. Seller will hold Purchaser harmless from all requirements and obligations to the City for park fees and drainage fees with respect to the Property.

     10.12 Reserved.

     10.13 Cooperation. The Seller and Purchaser shall cooperate with one another in a reasonable manner to the end that the Closing occurs as contemplated by this Agreement. All approvals required to be obtained by either party pursuant to this Agreement shall be sought in a reasonable manner and acted upon diligently and expeditiously. Whenever the provisions of this Agreement require one party to obtain the other party's approval, such approval shall not be unreasonably withheld or delayed. Each party shall use its good faith efforts to satisfy all the conditions to its performance of this Agreement.

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     SECTION 11. THE COVENANTS FOR THE CENTER.

     11.1 Covenants. There is recorded, at Reception No. 097066132 of the records of El Paso County Colorado, a Declaration of Covenants, Conditions and Restrictions for The Crossing at Palmer Park Center ("the CC&R's"). Purchaser acknowledges receipt of a copy of the CC&R's.

     11.2 Other Development. Purchaser acknowledges that Seller has made no representations or warranties to Purchaser concerning the development of any other property adjacent to or in the vicinity of the Property on which Purchaser has relied.

     SECTION 12. Reserved.

     SECTION 13. NAME AND LOGO. Except for directional and location identification purposes, neither the name "The Crossing at Palmer Park Center," any derivatives thereof, nor the logos associated with such name may be used in any way in connection with the Property or any promotion of it, unless Seller has given its prior written approval to such use.

     SECTION 14. CONDEMNATION. If, between the Effective Date and Closing, any portion of the Property is taken in condemnation, Purchaser shall have the option to terminate this Agreement and its obligations hereunder. The option to terminate contained in this Section must be exercised by written notice to Seller no later than ten (10) business days after Purchaser is notified by Seller or others of the condemnation, if Purchaser exercises its option to terminate in accordance with this Section, the Title Company shall return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation hereunder. If Purchaser does not exercise its option to terminate as provided in this Section, the Agreement shall continue in full force and effect. In such event, the Purchase Price shall be paid by Purchaser at Closing without reduction, but Seller shall remit to Purchaser all awards received by Seller as a result of the condemnation.

     SECTION 15. DEFAULT AND REMEDIES. In the event of default by either party under this Agreement, Purchaser and Seller agree as follows:

     15.1 Default by Purchaser. If Purchaser shall default in the performance of its obligations hereunder, Seller's sole and only remedy shall be to terminate this Agreement and to retain the Earnest Money Deposit as liquidated damages.

     15.2 Default by Seller. If Seller shall default in the performance of its obligations hereunder, Purchaser shall have the right to either (a) terminate this Agreement and to obtain the return of the Earnest Money Deposit, or (b) enforce this Agreement through an action for specific performance. Purchaser hereby waives its right to recover damages from Seller, including without limitation any loss of profits, consequential damages, punitive damages or any other damages or losses suffered by Purchaser in connection with this Agreement.

     SECTION 16. BROKERS. Seller represents and warrants to Purchaser that, other than Highland Commercial Group, LLC, ("Seller's Broker"), no broker or finder has been engaged by Seller in connection with any of the transactions contemplated by this Agreement. Seller further represents and warrants that no person or entity, other than Broker, now claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Seller because of such transactions. Seller agrees to pay
Broker a commission equal to ten percent (10%) of the Purchase Price, which commission shall not be earned or payable until the occurrence of the Closing and Seller's receipt of the Purchase Price. In the event of a termination of this Agreement, Broker shall have no right to share in the Earnest Money Deposit if retained by Seller. Purchaser represents and warrants to Seller that other than Hamilton Griggs Commercial Properties, Inc. ("Purchaser's Broker"), no broker or finder has been engaged by Purchaser in connection with any of the transactions contemplated by this Agreement. Purchaser further represents that no person or entity, other than Broker, claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Purchaser because of such transactions. Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys' fees, resulting from any breach of the representations and warranties contained in this Section.

     SECTION 17. ASSIGNMENT. Buyer shall have the right, in its sole discretion, to assign its rights hereunder; provided, however that Buyer shall remain obligated hereunder notwithstanding any such assignment.

     SECTION 18. MISCELLANEOUS.

     18.1 Notices. All notices required or permitted under this Agreement shall be given by nationally recognized overnight courier, for "next day" delivery, with all delivery costs paid, or by hand delivery, directed as follows:

     If intended for Seller, to:

         Bishop Powers, Ltd.
         c/o Bishop Capital Corporation
         716 College View Drive
         Riverton, WY 82501
         Attn: Robert Thrailkill
         Phone: (307) 856-3800

     If intended for Purchaser, to:

         Grease Monkey International, Inc.
         16th Street, Suite 1100
         Denver, CO 80202
         Attn: Dana Klapper Cohen

     with a copy in each case to:

         Flynn McKenna Wright & Karsh, Ilc
         Plaza of the Rockies, Suite 202
         111 South Tejon
         Colorado Springs, Co 80903
         Attn: R. Tim McKenna

Any notice delivered by overnight carrier in accordance with this paragraph shall be deemed to have been duly given when delivered. Any notice which is hand delivered shall be effective upon receipt by the party to whom it is addressed. Either party, by notice given as above, may change the address to which future notices should be sent.

     18.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

     18.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Seller and Purchaser, and may not be modified in any manner except by an instrument in writing signed by both parties.

     18.4 Headings. The section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

     18.5 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

     18.6 Unenforceable Provisions. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid of, unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law.

     18.7 Time of the Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement, and the failure to timely perform any of the terms, conditions, obligations or provisions hereunder by either party shall constitute a breach of and a default under this Agreement by the party so failing to perform. In calculating any period of time provided for in this Agreement, the number of days allowed shall refer to calendar and not business days. If any day scheduled for performance of any obligation hereunder shall occur on a weekend or holiday, the time period allowed and day for performance shall be continued to the next business day.

     18.8 Waivers. No waiver by either party of any provision hereof shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by either party of the same or any other provision.

     18.9 Attorneys' Fees and Costs. In the event of litigation between Seller and Purchaser arising out of the enforcement of or a default under this Agreement, the prevailing party shall be entitled to judgment for court costs and reasonable attorneys' fees in an amount to be determined by the court.

     18.10 Governing Law; Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Seller and Purchaser and their respective counsel have reviewed, revised and approved this Agreement. Accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     18.11 Duration of Offer. Purchaser has executed and submitted this Agreement to Seller as an offer for acceptance by Seller to be evidenced by Seller's execution of this Agreement. Purchaser's offer as represented by this Agreement shall continue in effect only until February 6, 1998. If Purchaser has not received a copy of this Agreement executed by Seller on or before that date, Purchaser's offer and this Agreement shall immediately terminate and shall no longer be of any force or effect.

 This Agreement for the Purchase and Sale of Commercial Real Estate has been executed as of the date first written above.

 SELLER:

 Bishop Powers., Ltd.
 By: Bishop Capital Corporation, its general partner

 By:  /s/ Robert E. Thrailkill
      ------------------------
 Its: President
      ------------------------

 PURCHASER:

 Grease Monkey international, Inc.

 By:   /s/ Michael J. Brunetti
       ---------------------------
 Its:  Vice President Development
       ---------------------------
                                       11

                               AGREEMENT OF BROKER

 The undersigned, as Broker hereunder, acknowledges and agrees that Section 16 of the foregoing Agreement correctly sets forth the understanding and agreement between Broker, Seller and Purchaser relating to the payment of a commission resulting from the sale of the Property.

 BROKER:

 Highland Commercial Group, LLC

 By:  /s/ James E. Spittler
      --------------------------
 Its: Listing Agent
      --------------------------

 Hamilton Griggs Commmercial Properties, Inc.

 By:  /s/ Stephen C. Mason
      --------------------------
 Its: Broker
      --------------------------

                                    EXHIBIT A
                                       to
                         Agreement for the Purchase and
                         Sale of Commercial Real Estate

                          Legal Description of Property

Lot 3 in The Crossing at Palmer Park, in the City of Colorado Springs, El Paso County, Colorado